EXHIBIT 21.1
Subsidiaries of the Registrant

State or Other Jurisdiction of
Name	Incorporation or Organization

Irwin Union Bank and Trust Company	Indiana

Irwin Commercial Finance Corporation	Indiana

Irwin Commercial Finance Corporation,	Indiana
Equipment Finance

Irwin Equipment Lease Funding, LLC	Delaware

Irwin Franchise Capital Corporation	Indiana

Irwin International Corporation	Edge Act

Irwin Commercial Finance Canada Corporation	Canada

Onset Alberta, Ltd.	Canada

Irwin Union Securities, Inc.	Indiana

Irwin Union Collateral, Inc.	Indiana

Irwin Union Insurance, Inc.	Indiana

Irwin Union Advisory Services, Inc.	Indiana

Irwin Union Realty Corporation	Indiana

Irwin Home Equity Corporation	Indiana
IHE Funding Corp. II	Delaware

Irwin Mortgage Corporation	Indiana
Irwin Reinsurance Corporation	Vermont

Irwin Union Investor Services, Inc.	Indiana

IFC Capital Trust VI	Delaware

State or Other Jurisdiction of
Name	Incorporation or Organization

IFC Statutory Trust VII	Connecticut

IFC Capital Trust VIII	Delaware

IFC Capital Trust IX	Delaware

IFC Capital Trust X	Delaware

IFC Capital Trust XI	Delaware

IFC Mortgage Corporation	Indiana

Irwin Residual Holdings Corporation	Indiana
Irwin Funding Corp.	Delaware
Irwin Funding Corp. II	Delaware

Irwin Residual Holdings Corporation II	Indiana
IHE Funding Corp.	Delaware

Irwin Union Bank, F.S. B.	Federal
Irwin FSB Collateral, Inc.	Indiana

Irwin Equipment Finance Corporation	Indiana
Irwin Leasing Corporation	Illinois

Irwin Ventures LLC	Delaware
Irwin Ventures SBIC LLC	Delaware